UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 3, 2008

CHINA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-119034	98-0432681
(Commission File Number)	(IRS Employer Identification No.)

101 Convention Center Drive, Suite 700 Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

86-10-6586-4770
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Julianna Lu, BSc. MSc.
Chief Executive Officer
101 Convention Center Drive, Suite 700, Las Vegas, NV 89109-2001
 (Address of principal executive offices) (Zip Code)
Issuer’s telephone Number: 86-10-6586-4770

Mailing Address
8E-C2, Global Trade Mansion, No.9A, GuangHua Rod, Chaovan District, Beijing PR China 100020
Issuer’s telephone Number: 86-10-6586-4770 and Facsimile: 86-10-6586-4790

Copies to:
Rick A. Werner, Esq.
Haynes and Boone, LLP
153 East 53rd Street Suite 4900
New York, New York 10022
Phone:  (212) 659-7300
Fax: (212) 884-8234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On March 3, 2008, China Power, Inc., our wholly owned subsidiary (“China Power”), entered into a Development and Construction Agreement (the “Construction Agreement”) with Ongniute County Government (“Ongniute”), Inner Mongolia Province, People’s Republic of China, pursuant to which China Power was granted the exclusive right to develop and construct a 50 megawatt biomass energy power plant. Specifically, under the Construction Agreement, Ongniute has agreed to provide China Power with the land rights for up to 200 MU, or 133,400 square meters of land, to develop a biomass energy power plant, together with an additional 500,000 MU, or 333,500,000 square meters of land, rich in straw resources to support the power plant. Conversely, China Power has committed to invest up to 580 million Yuan, or approximately $81,586,000 towards the development of the power plant, including the payment to Ongniute of 56,000 Yuan, or approximately $7,877, for every 667 square meters of land provided by Ongniute.

In addition to the foregoing, under the Construction Agreement, Ongniute has guaranteed (i) the financing for up to 65% of the 580 million Yuan China Power has committed to the development of the power plant through a local bank at a preferred interest rate, (ii) that 100% of the power generated by the Biomass Energy plant shall be purchased by the China State Grid at a purchase price of between 0.60 and 0.65 Yuan, or approximately $0.09 and $0.08, per kilowatt and (iii) the payment of 13.2 million Yuan, or approximately $1,856,797, to China Power once construction of the power plant is completed.

The Construction Agreement also provides that Ongniute shall be responsible for securing all necessary government approvals and ensuring the supply of all required utilities, such as electricity, water, communications and roadways, and China Power shall be responsible for obtaining all required financing for the plant and operating the plant with the most advanced technology available. The construction of the plant is estimated to take approximately two years.

China Power’s rights under the Construction Agreement are exclusive, such that Ongniute may not allow the development of any other biomass energy power plants in Ongniute County for three years. In addition, Ongniute has agreed to ensure that the plant is not subject to income taxes for its first three years of operation and then subject to a tax rate of no more than 12.5% for the following three years.

Development of the plant shall be done through Ongniute America-China Green Energy Co. Ltd., a wholly owned subsidiary of China Power.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA HOLDINGS, INC.

Date: March 10, 2008	By:	/s/ julianna lu
Chief Executive Officer

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